Exhibit (n)(6)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the inclusion of our report dated June 30, 2010, in Amendment No. 3 of the Registration Statement (Form N-2 No. 333-166491) and related Prospectus of Medley Capital BDC LLC dated November 22, 2010.
/s/ Ernst & Young LLP
New York, New York
Date: November 19, 2010